Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1/A of CDW Corporation of our report dated March 4, 2011, except for the effects of the revision discussed in Note 1 (not presented herein) and Note 5 (not presented herein) to the consolidated financial statements appearing under Item 8 of the Company’s 2011 annual report on Form 10-K, as to which the date is September 23, 2011 and, except for the earnings per share information included in the consolidated statement of operations and in Note 12 to the consolidated financial statements, as to which the date is March 21, 2013, and except for the effects of the stock split discussed in Note 20 as to which the date is June 13, 2013, relating to the financial statements and financial statement schedule of CDW Corporation, which appears in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Chicago, Illinois

June 13, 2013